UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2015

XENON PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Canada	001-36687	98-0661854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia V5G 4W8 Canada (Address of principal executive offices including zip code)

(604) 484-3300 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Xenon Pharmaceuticals Inc. (the “Company”) has determined that a restatement of its financial statements is required for the quarterly period ended March 31, 2015. The corrections will have no impact on the Company’s cash and cash equivalents and marketable securities, total assets, revenue, or cash flows for the above mentioned period.

The Audit Committee of the Company’s Board of Directors concluded on August 10, 2015, after discussion with the Company’s management and its independent registered public accounting firm, KPMG LLP, that the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the “Q1 2015 Form 10-Q”) should no longer be relied upon.

Prior to the Company’s initial public offering in November 2014, the Company granted stock options with exercise prices denominated in Canadian dollars under its Amended and Restated Stock Option Plan to members of the Company’s board of directors and certain consultants. Following the Company’s change in functional currency on January 1, 2015 to the U.S. dollar, the options with exercise prices denominated in Canadian dollars that were granted to members of the Company’s board of directors and certain consultants were subject to liability accounting. Liability classified awards are measured at fair value using the Black-Scholes option-pricing model at each reporting period with changes in fair value recognized as compensation cost of the period. Prior to January 1, 2015, these options were subject to equity accounting. In the Q1 2015 Form 10-Q, the Company accounted for these liability options under equity accounting instead of under liability accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2015	XENON PHARMACEUTICALS INC.

	By:	/s/ Ian Mortimer
Ian Mortimer
Chief Financial Officer and Chief Operating Officer